UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

PURSUANT TO SECTION 13 or 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 14, 2007

CSG SYSTEMS INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-27512	47-0783182
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9555 Maroon Circle, Englewood, CO	80112
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (303) 200-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This Current Report on Form 8-K/A (Amendment No. 1) of CSG Systems International, Inc. (“CSG”) amends and supplements the Current Report on Form 8-K (the “Form 8-K”) that was filed with the Securities and Exchange Commission (“SEC”) on November 20, 2007 under Items 5.02 and 9.01.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Principal Officers.

On November 14, 2007, CSG’s Board of Directors made certain changes to CSG’s executive management team and Board of Directors, as outlined in the Current Report on Form 8-K filed on November 20, 2007.

As part of these changes, effective December 28, 2007, Edward C. Nafus, CSG’s current Chief Executive Officer and President, will retire from employment with CSG. At the time the Current Report on Form 8-K filed November 20, 2007 was filed with the SEC, an employment separation agreement with Mr. Nafus was expected but had not yet been executed. On December 6, 2007, a Separation and Release Agreement between Mr. Nafus and CSG (“Nafus Separation Agreement”) was executed. The key terms of the Nafus Separation Agreement were identical to the key terms disclosed in the Form 8-K filed on November 20, 2007.

A copy of the Nafus Separation Agreement is attached hereto as Exhibit 10.45 and is hereby incorporated by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

10.45	Separation and Release Agreement with Edward C. Nafus, dated December 6, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 11, 2007

CSG SYSTEMS INTERNATIONAL, INC.

By:	/s/ Randy R. Wiese
Randy R. Wiese, Chief Financial Officer and Principal Accounting Officer

CSG Systems International, Inc.

Form 8-K/A

Exhibit Index

10.45	Separation and Release Agreement with Edward C. Nafus, dated December 6, 2007

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